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                                                                      Exhibit 99




[CBS CORPORATION LOGO]
CBS CORPORATION
51 WEST 62 STREET
NEW YORK, NEW YORK 10019-6188


                                                                 August 27, 1998



                    CBS CORPORATION ANNOUNCES PLAN TO OFFER
           UP TO 20% OF ITS RADIO/OUTDOOR GROUP IN A PUBLIC OFFERING

                 NEW COMPANY TO BE CALLED INFINITY BROADCASTING

                 EXISTING CBS MANAGEMENT TO LEAD BOTH COMPANIES


     NEW YORK, Aug. 27, 1998 -- CBS Corporation (NYSE-CBS) announced that it intends to offer up to 20% of its radio/outdoor group for sale in an initial public offering. The new company, which will be called Infinity Broadcasting, will consist of CBS Corporation's radio and outdoor businesses, which are currently reported as the Company's radio segment.

     The CBS Corporation, which will own at least 80% of the new entity after the offering, will continue to operate the CBS Television Group, which consists of the 14 owned CBS Television stations, one of the largest groups in the industry covering 32% of the nation with stations in all six top U.S. markets, the CBS Television network -- an industry leader for 50 years in Entertainment, News, Sports and Syndication, and CBS Cable, owner of TNN (The Nashville Network) and CMT (Country Music Television).

     The new Infinity Broadcasting will own and operate the world's largest radio group, with more than 155 radio stations, 80 of which are in the Top 20 U.S. markets. Also included in the radio segment are TDI, one of the largest outdoor advertising companies in the nation, and the Company's minority equity investment in Westwood One, the largest producer and distributor of news, talk, sports and entertainment radio programming in the United States.

     CBS Corporation and Infinity will operate under existing common management and continue to take advantage of revenue opportunities across radio, outdoor, television stations, cable and network. As the present chairman and chief executive officer of CBS Radio Group, Mel Karmazin will hold that same title at the new Infinity. He will continue to hold the post of President and Chief Operating Officer of CBS Corporation.


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     In commenting on the transaction, Michael H. Jordan, Chairman and Chief
Executive Officer, CBS Corporation, said, "We believe that in offering shares of the new Infinity Broadcasting, we will unlock the value of our largest and fastest-growing operating segment -- our radio and outdoor businesses. At the same time, the offering should create a company with significant borrowing capacity, as well as an attractive stock, for radio and outdoor acquisition opportunities. CBS Corporation, with its 80% ownership in Infinity and its very strong Television Group operations, should continue to represent an attractive investment vehicle for future growth. Both companies, benefitting from common management, will maintain their focus on ongoing revenue and margin improvement and the growth of shareholder value."

     CBS Corporation expects Infinity Broadcasting to file a registration statement with the Securities and Exchange Commission in the third quarter and to complete the offering by year-end, subject to market conditions, regulatory approvals and final Board approval. Proceeds from the offering are expected to be used for general corporate purposes.

     "In undertaking this action, we build and enhance the value of CBS Corporation for its shareholders and realize significant benefits for the new Infinity Broadcasting as well," said Mel Karmazin, President and Chief Operating Officer, CBS Corporation. "CBS will continue to be the majority owner of the world's premier radio entity and to utilize the entire portfolio of the media assets under the CBS umbrella, in order to achieve maximum synergies that will benefit listeners, viewers and advertisers alike."

     The Company also announced that as a part of its continuing process of streamlining its operations and cost structures, the Company will likely take a restructuring charge of $50 million to $70 million in the third quarter of 1998. These efforts, which largely focus on network and corporate overhead costs, are part of the Company's continuing commitment to improve profitability and to redefine the CBS Television Network for success in the multi-channel environment of the future.

     This is not an offering of securities, which will be made only by a prospectus.

     Note: Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Reference is made to the Company's Annual Report on Form 10-K for the 1997 year filed with the Securities and Exchange Commission for additional information concerning such risks and uncertainties.

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Contact:       Gil Schwartz        CBS Corporation          212-975-2121
               Dana McClintock     CBS Corporation          212-975-1077